EvergreenBancorp Earns $152,000 or $0.06 per Diluted Share in 2Q08

SEATTLE, WA – July 31, 2008 – EvergreenBancorp, Inc. (OTCBB: EVGG), the holding company for EvergreenBank, today reported investments in its branch franchise produced a 23% increase in loans. In the second quarter of 2008, Evergreen earned $152,000, or $0.06 per diluted share, compared to $747,000, or $0.31 per diluted share in the second quarter a year ago. In the first half of 2008, operating profits were boosted by a gain from its ownership of Visa, Inc. of $5.6 million pretax, or $1.58 per diluted share after tax. In the first six months of 2008, net income totaled $3.6 million, or $1.47 per diluted share, compared to $1.4 million, or $0.59 per diluted share in the first six months of 2007.

“As we continue to invest in our branch network, we are generating solid growth in loans throughout our system, although the cost of expansion continues to impact earnings in the short term. Open just a few months, our new office in Kent has gotten off to an excellent start,” stated Gerald O. Hatler, president and chief executive officer.

Second Quarter 2008 Financial Highlights (6/30/2008 compared with 6/30/2007)

·	Net loans increased 23% to $405 million, with construction loans representing 14% of the portfolio.
·	Total assets rose 18% to $457 million.
·	Capital ratios for the Bank remained strong with Tier 1 Capital to average assets of 9.12%, well above
	the regulatory requirements for well-capitalized institutions of 5%	for the Bank.
·	A cash dividend of $0.07 per share will be paid August 22 to shareholders of record August 6, 2008.

Balance Sheet and Asset Quality

Total assets grew 18% to $457 million at June 30, 2008, from $387 million at June 30, 2007. Net loans increased 23% to $405 million from $331 million a year ago. The loan portfolio continues to be well diversified and well secured. At June 30, 2008, commercial loans accounted for 24% of the portfolio, commercial real estate loans were 48%, construction and land development loans were 14%, single family residential loans totaled 9% and consumer loans contributed 5% of gross loans.

				Second
LOANS	June 30,	March 31,	June 30,	Quarter
(in thousands)	2008	2008	2007	% Change

Commercial	$97,975	$88,058	$88,173	11%
Real estate:
Commercial	196,960	174,340	134,557	46%
Construction	56,947	62,738	55,337	3%
Residential 1-4 family	36,711	40,778	34,739	6%
Consumer and other	22,401	23,430	21,119	6%

Total	$410,994	$389,344	$333,925	23%

“While the bulk of our loans continue to perform well, two substantial relationships are not performing, causing asset quality to decline in the quarter,” said Gordon Browning, chief financial officer. Total nonperforming loans rose to $7.5 million, or 1.64% of assets. One of the nonperforming loans is for $3.9 million and is secured by a residential land parcel in Redmond, Washington valued recently at $7 million. This loan is currently the subject of a dispute between its two business partners who are working to dissolve their business. The other nonperforming relationship totals $3.1 million in construction loans for two high end homes in Seattle and North Pierce County, for which additional reserves were booked in the first quarter.

The allowance for loan losses stood at $5.6 million or 1.36% of total loans at June 30, 2008, compared with $3.3 million or 0.97% of total loans at June 30, 2007. In the second quarter of 2008, net charge-offs totaled $187,000, or 0.05% of average loans, compared to net recoveries of $35,000 for the same quarter a year ago. Year-to-date, net charge-offs were $914,000, or 0.23% of average loans, compared to net charge-offs of $29,000 in the first six months of 2007.

Deposits rose 7% to $320 million, a $20 million increase from one year ago. Shareholders’ equity was up 16% year over year to $28.8 million. Book value per share was up 13% to $11.98 at June 30, 2008, from $10.57 at June 30, 2007. The 92,000 equivalent restricted shares of Visa, Inc.(NYSE:V) that Evergreen owns are carried on its books at zero value, but will eventually add value to the franchise.

Operating Results

Second quarter operating revenue totaled $4.3 million compared to $4.4 million in the second quarter a year ago. For the first six months of 2008, operating revenues were $14.3 million compared to $8.5 million in the first six months of 2007. Revenue includes net interest income before provision for loan losses and non interest income excluding Visa gain or expenses.

Second quarter net interest income, before the provision for loan losses, rose 1% to $3.9 million and grew 5% in the first six months of 2008 to $7.9 million compared to the year ago periods. In the second quarter of 2008, net interest margin (taxable-equivalent) was 3.73% compared 4.40% for the second quarter of last year. In the first six months of 2008, net interest margin fell to 3.83% from 4.40% in the first half of 2007, reflecting the sharp decline in short term interest rates in the past year.

“We are continuing to build reserves both because our loan portfolio is growing, but also due to the increase in our non-performing loans,” said Michael Tibbits, chief credit officer. Evergreen provisioned $509,000 for loan losses in the second quarter compared to $233,000 in the second quarter of 2007. In the first six months of 2008, the provision for loan losses totaled $2.3 million compared to $496,000 in the first six months of 2007.

After the provision for loan losses, net interest income totaled $3.4 million in the second quarter of 2008, compared to $3.6 million in the second quarter a year ago. Year to date, net interest income after the provision was $5.5 million compared to $7.0 million in the first half of 2007.

Second quarter noninterest income was $408,000 compared to $521,000 in the second quarter a year ago, reflecting lower fee income from service charges and credit card processing. In the first six months of 2008, noninterest income was $6.4 million compared to $1.0 million in the first six months of 2007. Excluding the Visa gain, noninterest income in the first half of 2008 totaled $846,000.

The significant impact from Visa’s initial public offering contributed to a large gain on the income statement in the first half of the year. The shares of Visa were valued at more than $6.6 million, as of yesterday’s close, although this value will not be reflected on the balance sheet until they are sold, and are restricted from sale for at least three years to offset Visa’s possible litigation exposure.

Noninterest expense rose 18% in the second quarter of 2008 to $3.6 million compared with $3.0 million in the same quarter a year ago, reflecting overall franchise growth and increased FDIC insurance premiums. Noninterest expense in the first half of 2008 increased 15% to $6.9 million from $5.9 million in the first half of 2007. The ratio of annualized noninterest expense to average assets was 3.29% for the second quarter and 3.20% for the first six months of 2008 compared to 3.29% and 3.31% for the respective periods of 2007.

EvergreenBancorp, Inc.
GAAP Reconciliation Table
Core Earnings to GAAP reconciliation (1)
(in thousands except share and per share data)	2Q08	1Q08	2Q07

GAAP net income	$152	$3,882	$747
Visa related costs or gains	-	(5,587)	-
Net tax effect	-	1,749	-
Core earnings	$152	$44	$747

Core earnings per share (1)
Basic core earnings per share	$0.06	$0.02	$0.32
Diluted core earnings per share	$0.06	$0.02	$0.31

Weighted average basic common shares outstanding	2,401,556	2,392,074	2,357,308

Weighted average diluted common shares outstanding	2,417,669	2,422,054	2,395,827

(1)	Core earnings is defined as reported net income excluding certain non-routine items that occur infrequently. These non-routine items include significant infrequent gains, losses, or expenses that are not reflective of continuing operations. Core earnings is a non-GAAP financial measure.

About EvergreenBancorp and EvergreenBank

Founded in 1971, EvergreenBank is a subsidiary of EvergreenBancorp, Inc., a bank holding company headquartered in Seattle, Washington. EvergreenBank is a community bank with seven offices located in Seattle, Bellevue, Lynnwood, Federal Way and Kent. The Bank offers a full suite of personal and business banking services. Services include commercial, real estate, and consumer lending; savings, checking, and certificate of deposit accounts; health savings accounts; Internet banking and merchant credit card processing services. Visit www.EvergreenBancorp.com to learn more.

This press release contains "forward-looking statements" within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning expectations that are not historical facts. The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions, demand for financial services, competitive conditions, regulatory changes, and the availability of capital to finance growth, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

EvergreenBancorp Inc.
Consolidated Financial Highlights
		Quarterly

			2nd
(unaudited)	2008	2007	Quarter
(in thousands except per share and ratio data)	2nd Qtr	2nd Qtr	% Change
EARNINGS RESULTS
Revenue	$4,319	$4,384	-1%
Net interest income	$3,911	$3,863	1%
Provision for loan losses	$509	$233	118%
Noninterest income	$408	$521	-22%
Noninterest expense	$3,598	$3,040	18%
Net income	$152	$747	-80%
Basic earnings per share	$0.06	$0.32	-80%
Diluted earnings per share	$0.06	$0.31	-80%
Weighted average basic shares outstanding	2,401,556	2,357,308	2%

Weighted average diluted shares outstanding	2,417,669	2,395,827	1%

PERFORMANCE RATIOS
Return on average assets (annualized)	0.14%	0.81%
Return on average common equity (annualized)	2.12%	12.22%
Net interest margin (fully tax-equivalent)	3.73%	4.40%
Noninterest expense to average assets (annualized)	3.29%	3.29%

CAPITAL
Equity to assets	6.31%	6.45%
Book value per share	$11.98	$10.57	13%

ASSET QUALITY
Net loan charge-offs (recoveries)	$187	$(35)	-635%
Allowance for loan losses	$5,593	$3,251	72%
Allowance for losses to total loans	1.36%	0.97%
Nonperforming loans	$7,492	$1,407	432%
Nonperforming assets to total assets	1.64%	0.36%

END OF PERIOD BALANCES
Total loans	$410,994	$333,925	23%
Total assets	$456,789	$386,622	18%
Deposits	$320,447	$300,234	7%
Shareholders' equity	$28,837	$24,935	16%

AVERAGE BALANCES
Total loans	$399,561	$320,167	25%
Earning assets	$423,540	$353,774	20%
Total assets	$439,511	$370,066	19%
Deposits	$310,796	$287,883	8%
Shareholders' equity	$28,865	24,511	18%

EvergreenBancorp Inc.
Consolidated Financial Highlights
	Six months ended

			YTD to
(unaudited)	June 30,	June 30,	YTD
(in thousands except per share and ratio data)	2008	2007	% Change
EARNINGS RESULTS
Revenue	$14,308	$8,498	68%
Net interest income	$7,875	$7,502	5%
Provision for loan losses	$2,341	$496	372%
Noninterest income	$6,433	$996	546%
Noninterest expense	$6,852	$5,935	15%
Net income	$3,559	$1,403	154%
Basic earnings per share	$1.48	$0.60	149%
Diluted earnings per share	$1.47	$0.59	151%
Weighted average basic shares outstanding	2,396,815	2,355,108	2%
Weighted average diluted shares outstanding	2,419,453	2,395,868	1%

PERFORMANCE RATIOS
Return on average assets (annualized)	1.66%	0.78%
Return on average common equity (annualized)	26.24%	11.68%

Net interest margin (fully tax-equivalent)	3.83%	4.40%
Noninterest expense to average assets (annualized)	3.20%	3.31%

CAPITAL
Equity to assets	6.31%	6.45%
Book value per share	$11.98	$10.57	13%

ASSET QUALITY
Net loan charge-offs	$914	$29	3052%
Allowance for loan losses	$5,593	$3,251	72%
Allowance for losses to total loans	1.36%	0.97%
Nonperforming loans	$7,492	$1,407	432%
Nonperforming assets to total assets	1.64%	0.36%

END OF PERIOD BALANCES
Total loans	$410,994	$333,925	23%
Total assets	$456,789	$386,622	18%
Deposits	$320,447	$300,234	7%
Shareholders' equity	$28,837	$24,935	16%

AVERAGE BALANCES
Total loans	$391,454	$312,321	25%
Earning assets	$415,301	$345,404	20%
Total assets	$430,887	$362,073	19%
Deposits	$309,368	$274,465	13%
Shareholders' equity	$27,273	$24,217	13%

EvergreenBancorp Inc.
Consolidated Statements of Income
	Three months ended
			Second
(unaudited)	June 30,	June 30,	Quarter
(in thousands except per share data)	2008	2007	% Change
Interest and dividend income
Loans, including fees	$6,820	$6,861	-1%
Federal funds sold and other	43	71	-39%
Investments securities:
Taxable securities	115	284	-60%
Tax exempt securities	25	31	-19%

Total interest and dividend income	7,003	7,247	-3%

Interest expense
Deposits	2,237	2,595	-14%
Federal funds purchased and
securities sold under agreements to repurchase	1	28	-96%
Federal Home Loan Bank advances	718	447	61%
Junior subordinated debt	136	314	-57%

Total interest expense	3,092	3,384	-9%

Net interest income	3,911	3,863	1%
Provision for loan losses	509	233	118%

Net interest income after provision for loan losses	3,402	3,630	-6%

Noninterest income
Service charges on deposit accounts	290	363	-20%
Merchant credit card processing	23	48	-52%
Net earnings on bank owned life insurance	58	59	-2%
Other noninterest income	37	51	-27%

Total noninterest income	408	521	-22%

Noninterest expense
Salaries and employee benefits	1,625	1,396	16%
Occupancy and equipment	580	484	20%
Data processing	223	272	-18%
Professional fees	86	96	-10%
Marketing	303	165	84%
State & local taxes	140	139	1%
Outside service fees	130	120	8%
Other noninterest expense	511	368	39%

Total noninterest expense	3,598	3,040	18%

Income before income tax expense	212	1,111	-81%
Income tax expense	60	364	-84%

Net income	$152	$747	-80%

Earnings per share basic	$0.06	$0.32	-80%
Earnings per share diluted	$0.06	$0.31	-80%

Weighted average basic shares outstanding	2,401,556	2,357,308	2%
Weighted average diluted shares outstanding	2,417,669	2,395,827	1%

EvergreenBancorp Inc.
Consolidated Statements of Income
	Six months ended
			Second
(unaudited)	June 30,	June 30,	Quarter
(in thousands except per share data)	2008	2007	% Change
Interest and dividend income
Loans, including fees	$14,088	$13,256	6%
Federal funds sold and other	107	107	0%
Investments securities:
Taxable securities	227	572	-60%
Tax exempt securities	52	63	-17%

Total interest and dividend income	14,474	13,998	3%

Interest expense
Deposits	4,775	4,766	0%
Federal funds purchased and
securities sold under agreements to repurchase	3	64	-95%
Federal Home Loan Bank advances	1,491	1,118	33%
Junior subordinated debt	330	548	-40%

Total interest expense	6,599	6,496	2%

Net interest income	7,875	7,502	5%

Provision for loan losses	2,341	496	372%

Net interest income after provision for loan losses	5,534	7,006	-21%

Noninterest income
Service charges on deposit accounts	602	698	-14%
Merchant credit card processing	47	92	-49%
Net earnings on bank owned life insurance	106	115	-8%
Other noninterest income	91	91	0%
Gain on redemption and interest in escrow fund of
Visa stock	5,587	-	NM

Total noninterest income	6,433	996	546%

Noninterest expense
Salaries and employee benefits	3,074	2,853	8%
Occupancy and equipment	1,090	963	13%
Data processing	470	478	-2%
Professional fees	219	192	14%
Marketing	367	226	62%
State revenue and sales tax expense	322	246	31%
Outside service fees	245	244	0%
Other noninterest expense	1,065	733	45%

Total noninterest expense	6,852	5,935	15%

Income before income tax expense	5,115	2,067	147%
Income tax expense	1,556	664	134%

Net income	$3,559	$1,403	154%

Earnings per share basic	$1.48	$0.60	149%
Earnings per share diluted	$1.47	$0.59	151%

Weighted average basic shares outstanding	2,396,815	2,355,108	2%
Weighted average diluted shares outstanding	2,419,453	2,395,868	1%

EvergreenBancorp Inc.
Consolidated Balance Sheets
				Second
(unaudited)	June 30,	December 31,	June 30,	Quarter
(in thousands except share data)	2008	2007	2007	% Change

Assets
Cash and cash equivalents:
Cash and due from banks	$6,497	$14,076	$6,604	-2%
Interest-bearing deposits in financial institutions	5,858	5,923	6,963	-16%
Federal funds sold	8,010	2,383	414	1835%

Total cash and cash equivalents	20,365	22,382	13,981	46%

Investment securities:
Available for sale	15,208	14,446	27,643	-45%

Loans	410,994	375,428	333,925	23%
Allowance for loan losses	(5,593)	(4,166)	(3,251)	72%

Net Loans	405,401	371,262	330,674	23%

Premises and equipment	3,515	2,886	3,247	8%
Bank owned life insurance	5,643	5,537	5,430	4%
Interest in escrow fund of Visa stock	2,122	-	-	NM
Accrued interest and other assets	4,535	6,274	5,647	-20%

Total assets	$456,789	$422,787	$386,622	18%

Liabilities
Deposits:
Noninterest bearing	$50,362	$59,458	$52,372	-4%
Interest bearing	270,085	250,013	247,862	9%

Total deposits	320,447	309,471	300,234	7%

Junior subordinated debt	12,372	12,372	17,372	-29%
Federal Home Loan Bank advances	89,725	69,910	39,361	128%
Indemnification liabilities	2,122	2,122	-	NM
Accrued expenses and other liabilities	3,286	3,476	4,720	-30%

Total liabilities	427,952	397,351	361,687	18%

Stockholders' equity
Preferred stock: No par value; 100,000 shares authorized
issued and outstanding - none	-	-	-	NM
Common stock and surplus: No par value;
15,000,000 shares authorized; 2,406,339 shares issued
and outstanding at June 30, 2008	21,708	21,467	21,240	2%
Retained earnings	7,194	3,972	4,527	59%
Accumulated other comprehensive loss	(65)	(3)	(832)	-92%

Total stockholders' equity	28,837	25,436	24,935	16%

Total liabilities and stockholders' equity	$456,789	$422,787	$386,622	18%

Contacts: Gerald O. Hatler, President and CEO 206/628-4250

Gordon D. Browning, EVP & Chief Financial Officer 206/749-7350